EXHIBIT 99.2
UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	March	March	December
	2007	2006	2006
Interest & Loan Fees Income	$100,622	$95,581	$102,206
Tax Equivalent Adjustment	4,011	3,730	4,043

Interest & Fees Income (FTE)	104,633	99,311	106,249
Interest Expense	47,960	40,560	48,143

Net Interest Income (FTE)	56,673	58,751	58,106

Provision for Credit Losses	350	250	268

Non-Interest Income:
Investment securities transactions	157	(2,838)	(105)
Fees from trust & brokerage services	3,546	3,020	3,091
Fees from deposit services	7,178	6,991	7,502
Other charges, commissions, and fees	1,693	1,670	1,698
Income from bank-owned life insurance	1,459	1,043	1,137
Mortgage banking income	161	229	240
Gain on termination of interest rate swap associated with prepayment of FHLB advance	—	3,060	—
Other non-interest revenue	722	487	1,169

Total Non-Interest Income	14,916	13,662	14,732

Non-Interest Expense:
Salaries and employee benefits	14,745	15,098	15,542
Net occupancy	3,456	3,313	3,089
Other expenses	12,580	12,940	13,171
Amortization of intangibles	407	510	433
OREO expense	164	179	230
FDIC expense	143	148	143

Total Non-Interest Expense	31,495	32,188	32,608

Income Before Income Taxes (FTE)	39,744	39,975	39,962

Tax Equivalent Adjustment	4,011	3,730	4,043

Income Before Income Taxes	35,733	36,245	35,919

Taxes	11,326	11,635	10,904

Net Income	$24,407	$24,610	$25,015

MEMO: Effective Tax Rate	31.70%	32.10%	30.36%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Balance Sheets

	March 31	March 31
	2007	2006	March 31	December 31
	Q-T-D Average	Q-T-D Average	2007	2006
Cash & Cash Equivalents	$178,434	$155,963	$220,177	$259,013

Securities Available for Sale	1,007,953	1,209,828	1,000,395	1,010,252
Held to Maturity Securities	209,316	223,003	205,000	212,296
Other Investment Securities	54,763	53,478	53,589	52,922

Total Securities	1,272,032	1,486,309	1,258,984	1,275,470

Total Cash and Securities	1,450,466	1,642,272	1,479,161	1,534,483

Loans held for sale	1,980	2,350	2,231	2,041

Commercial Loans	2,701,907	2,578,117	2,696,266	2,757,957
Mortgage Loans	1,685,748	1,683,337	1,670,738	1,694,922
Consumer Loans	359,577	379,868	356,100	360,829

Gross Loans	4,747,232	4,641,322	4,723,104	4,813,708

Unearned income	(6,869)	(6,715)	(6,807)	(6,961)

Loans, net of unearned income	4,740,363	4,634,607	4,716,297	4,806,747

Allowance for Loan Losses	(43,603)	(44,229)	(44,058)	(43,629)

Goodwill	167,420	167,487	167,337	167,421
Other Intangibles	2,459	4,282	2,233	2,640

Total Intangibles	169,879	171,769	169,570	170,061

Real Estate Owned	3,988	3,092	3,991	4,231
Other Assets	238,257	270,553	244,569	243,664

Total Assets	$6,561,330	$6,680,414	$6,571,761	$6,717,598

MEMO: Earning Assets	$6,007,205	$6,120,599	$5,997,305	$6,082,080

Interest-bearing Deposits	$3,855,911	$3,695,782	$3,908,963	$3,924,985
Noninterest-bearing Deposits	811,765	900,751	832,609	903,207

Total Deposits	4,667,676	4,596,533	4,741,572	4,828,192

Short-term Borrowings	678,696	834,310	579,459	682,266
Long-term Borrowings	506,497	544,930	523,832	499,200

Total Borrowings	1,185,193	1,379,240	1,103,291	1,181,466

Other Liabilities	67,523	61,227	88,149	73,848

Total Liabilities	5,920,392	6,037,000	5,933,012	6,083,506

Common Equity	640,938	643,414	638,749	634,092

Total Shareholders’ Equity	640,938	643,414	638,749	634,092

Total Liabilities & Equity	$6,561,330	$6,680,414	$6,571,761	$6,717,598

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
	2007	2006	2006
Quarterly Share Data:

Earnings Per Share:
Basic	$0.60	$0.59	$0.61
Diluted	$0.59	$0.58	$0.60

Common Dividend Declared Per Share	$0.28	$0.27	$0.28

High Common Stock Price	$39.50	$38.50	$39.71
Low Common Stock Price	$33.60	$34.46	$36.51

Average Shares Outstanding (Net of Treasury Stock):
Basic	40,946,236	41,923,726	41,156,578
Diluted	41,272,213	42,379,242	41,557,831

Memorandum Items:

Income Tax Expense (Benefit) Applicable to Security Transactions	$55	($993)	($37)

Common Dividends	$11,452	$11,331	$11,518

	March	March	December
	2007	2006	2006
EOP Share Data:

Book Value Per Share	$15.65	$15.26	$15.44
Tangible Book Value Per Share	$11.49	$11.16	$11.30

52-week High Common Stock Price	$39.71	$38.55	$39.71
Date	12/28/06	12/02/05	12/28/06
52-week Low Common Stock Price	$33.60	$29.82	$34.21
Date	03/14/07	04/29/05	07/17/06

EOP Shares Outstanding (Net of Treasury Stock):	40,823,168	41,848,564	41,058,901

Memorandum Items:

EOP Employees (full-time equivalent)	1,327	1,352	1,367

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Three Months Ended
March	March	December
2007	2006	2006
Selected Yields and Net Interest Margin:
Loans	7.41%	6.96%	7.38%
Investment Securities	5.65%	5.37%	5.78%
Money Market Investments/FFS	5.62%	2.84%	4.89%
Average Earning Assets Yield	7.03%	6.55%	7.02%
Interest-bearing Deposits	3.49%	2.68%	3.43%
Short-term Borrowings	4.48%	3.65%	4.31%
Long-term Borrowings	5.84%	6.41%	5.86%
Average Liability Costs	3.86%	3.24%	3.78%
Net Interest Spread	3.17%	3.31%	3.24%
Net Interest Margin	3.79%	3.86%	3.85%

Selected Financial Ratios:

Return on Average Common Equity	15.44%	15.51%	15.44%
Return on Average Assets	1.51%	1.49%	1.51%
Loan / Deposit Ratio	99.47%	99.79%	99.56%
Allowance for Loan Losses/ Loans, net of unearned income	0.93%	0.94%	0.91%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.11%	1.13%	1.09%
Nonaccrual Loans / Loans, net of unearned income	0.13%	0.16%	0.12%
90-Day Past Due Loans/ Loans, net of unearned income	0.11%	0.12%	0.18%
Non-performing Loans/ Loans, net of unearned income	0.24%	0.27%	0.30%
Non-performing Assets/ Total Assets	0.24%	0.24%	0.27%
Primary Capital Ratio	10.43%	10.23%	10.14%
Shareholders’ Equity Ratio	9.72%	9.52%	9.44%
Price / Book Ratio	2.24	x	2.51	x	2.50	x
Price / Earnings Ratio	14.81	x	16.48	x	18.15	x
Efficiency Ratio	43.20%	41.86%	43.79%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	March	March	December
	2007	2006	2006
Asset Quality Data:

EOP Non-Accrual Loans	$6,068	$7,308	$5,755
EOP 90-Day Past Due Loans	5,416	5,569	8,432

Total EOP Non-performing Loans	$11,484	$12,877	$14,187

EOP Other Real Estate & Assets Owned	3,991	3,145	4,231

Total EOP Non-performing Assets	$15,475	$16,022	$18,418

	Three Months Ended
	March	March	December
	2007	2006	2006
Allowance for Credit Losses:(1)
Beginning Balance	$52,371	$52,871	$52,536
Provision Expense	350	250	268

	52,721	53,121	52,804
Gross Charge-offs	(617)	(671)	(746)
Recoveries	281	515	313

Net Charge-offs	(336)	(156)	(433)

Ending Balance	$52,385	$52,965	$52,371

Note: (1) Includes allowances for loan losses and lending-related commitments.